EXHIBIT 32.1

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. SECTION 1350

I, Robert A. Davies, III, Chairman and Chief Executive Officer of Armkel, LLC, hereby certify that, based on my knowledge:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Robert A. Davies, III

	Name:	Robert A. Davies, III
	Title:	Chairman and Chief Executive Officer

Dated: March 15, 2004